Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-273740) of Tsakos Energy Navigation Limited,

(2)	Registration Statement (Form F-3 No. 333-234279) of Tsakos Energy Navigation Limited,

(3)	Registration Statement (Form F-3 No. 333-206852) of Tsakos Energy Navigation Limited; and

(4)	Registration Statement (Form S-8 No. 333-279039) pertaining to the 2024 Equity Incentive Plan of Tsakos Energy Navigation Limited.

of our reports dated April 6, 2026, with respect to the consolidated financial statements of Tsakos Energy Navigation Limited and subsidiaries and the effectiveness of internal control over financial reporting of Tsakos Energy Navigation Limited and subsidiaries included in this Annual Report (Form 20-F) of Tsakos Energy Navigation Limited for the year ended December 31, 2025.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

April 6, 2026